UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/30/2005

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51293

MD	68-0509956
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

15601 Dallas Parkway
Suite 600
Addison, TX 75001
(Address of Principal Executive Offices, Including Zip Code)

(866) 655-1605
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On September 28, 2005 the Registrant's board of directors declared distributions payable to the stockholders of record each day during for the months of October, November and December 2005. The declared distributions will equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00. A portion of each distribution is expected to constitute return of capital for tax purposes. Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

There is no assurance that the Registrant will be able to maintain its distribution at the rate set by its board of directors for the last quarter of 2005. The Registrant is focused on building what it believes is a portfolio of institutional quality real estate with premier business addresses in especially desirable locations. The Registrant believes that this focus will help it achieve its goal of providing its investors a liquidity event either by listing the Registrant's common stock for trading or selling its properties. In the Registrant's view, the ability to achieve either of these liquidity events requires the Registrant to build and maintain the quality of its real estate portfolio.

As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate has increased since the Registrant began accumulating its real estate portfolio. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions the Registrant is able to make. The Registrant expects this trend to continue into 2006. Rather than compromise the quality of its real estate portfolio, which could have a negative effect on a liquidity event, the Registrant intends to maintain its objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, the Registrant believes its portfolio's overall long-term performance will be enhanced. The Registrant's board of directors will re-evaluate the Registrant's distributions by the end of 2005 and unless there is a change in the current investment trends for institutional quality real estate, it is anticipated that it will consider lowering its distribution rate for subsequent periods.

This Report contains forward-looking statements relating to the business and financial outlook of the Registrant's investments, which are based on its current expectations, estimates, forecasts and projections and are not guarantees of future performance. Words such as "may," "will," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Registrant's control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this Report. Forward-looking statements in this Report speak only as of the date of such statements. The Registrant claims the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Behringer Harvard REIT I, Inc.

Date: September 30, 2005.	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President - Corporate Development & Legal and Secretary